Exhibit 15.1

Report of Independent Registered Public Accounting Firm

The Board of Directors and Shareholders of Kabel Deutschland GmbH, Unterföhring:

We have audited the accompanying consolidated balance sheets of Kabel Deutschland GmbH, Unterföhring, as of March 31, 2007, 2006 and 2005, and the related consolidated income statements, statements of changes in consolidated equity, and cash flows for each of the three years in the period ended March 31, 2007. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company’s internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Kabel Deutschland GmbH, Unterföhring, at March 31, 2007, 2006 and 2005, and the consolidated results of its operations and its cash flows for each of the three years in the period ended March 31, 2007, in conformity with International Financial Reporting Standards as adopted by the European Union.

International Financial Reporting Standards as adopted by the European Union vary in certain significant respects from accounting principles generally accepted in the United States of America. Information relating to the nature and effect of such differences is presented in Note 6—As Adjusted to the consolidated financial statements.

As discussed in Note ‘1.2 Basis of Presentation’ to the financials statements, in 2007 the company changed its method of accounting for derivatives.

July 12, 2007

Ernst & Young AG
Wirtschaftsprüfungsgesellschaft
Steuerberatungsgesellschaft
Munich, Germany
/s/ GERHARD MÜLLER	/s/ RALF BOSTEDT
Wirtschaftsprüfer	Wirtschaftsprüfer

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